   As filed with the Securities and Exchange Commission on January 28, 1999.
                                                      Registration No: 333-40805

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                       POST-EFFECTIVE AMENDMENT NUMBER 2
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ___________________

                            PMC International, Inc.
                 (Name of small business issuer in its charter)

        Colorado                        6282                    84-0627374
(State or jurisdiction of        (Primary Standard           (I.R.S. Employer
    incorporation or                  Industrial             Identification No.)
      organization)              Classification Code
                                        Number)


         555 17th Street, 14th Floor               555 17th Street, 14th Floor
          Denver, Colorado 80202                       Denver, Colorado 80202
                (303) 292-1177                    (Address of principal place of
         (Address and telephone number of                  business or
           principal executive offices)              intended principal place of
                                                             business)

                               Scott A. MacKillop
                                   President
                            PMC International, Inc.
                          555 17th Street, 14th Floor
                             Denver, Colorado 80202
                                 (303) 292-1177
           (Name, address, and telephone number of agent for service)

                                With a copy to:

                               Conrad G. Goodkind
                                Quarles & Brady
                           411 East Wisconsin Avenue
                              Milwaukee, WI 53202
                                 (414) 277-5000

                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                              ___________________


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     In accordance with its undertakings and Regulation S-K Item 512, the Registrant hereby withdraws the registration statement. Effective December 31, 1998, the Registrant and ZACQ Corp. merged and effective at such time all shares of Registrant's common stock and preferred stock, except those held by The Ziegler Companies and its affiliates, were converted into the right to receive $.60 and $2.50 per share, respectively. As a result of the merger, there are no longer any shares to trade. Based upon information received by the Registrant and its calculations, it hereby withdraws 512,913 shares of Common Stock (after consideration of the reverse stock split) registered under this Registration Statement.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 19th day of January, 1999.

                                    PMC International, Inc.
                                    a Colorado corporation


                              By:   /s/ Scott A. MacKillop
                                    ----------------------
                                    Scott A. MacKillop
                                    President

     In accordance with the requirements of the Securities Act of 1933, this Statement has been signed by the following persons in the capacities and on the dates stated.


Signature                         Title Position Held
                                  With the Registrant                 Date

/s/ Scott A. MacKillop     President (Principal
-------------------------  Executive Officer)                   January 19, 1999
Scott A. MacKillop

/s/ Stephen M. Ash         Chief Financial Officer and
-------------------------  Treasurer (Principal Accounting
Stephen Ash                and Financial Officer)               January 19, 1999

/s/ Richard J. Glaisner
-------------------------
Richard J. Glaisner        Chairman of the Board and Director   January 19, 1999

/s/ Dennis A. Wallestad    Assistant Treasurer and
-------------------------  Director                             January 19, 1999
Dennis A. Wallestad

/s/ Peter C. Ziegler
-------------------------
Peter C. Ziegler           Director                             January 19, 1999